UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 7, 2010
ODYSSEY HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	000-33267 (Commission File Number)	43-1723043 (IRS Employer Identification No.)
717 North Harwood Street, Suite 1500
Dallas, Texas 75201
(Address of principal executive offices) (Zip code)
(214) 922-9711
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     Pursuant to the Agreement and Plan of Merger, dated as of May 23, 2010, by and among Odyssey HealthCare, Inc., a Delaware corporation (“Odyssey”), Gentiva Health Services, Inc. (“Gentiva”), and GTO Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Gentiva (the “Merger Agreement”), Odyssey filed the required notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), on June 4, 2010. One of the conditions of the Merger Agreement was the early termination or expiration of the waiting period required by the HSR Act.
     On July 7, 2010, Odyssey and Gentiva announced that the waiting period required by the HSR Act in connection with the Merger Agreement expired on July 6, 2010. The press release of Odyssey and Gentiva announcing this expiration is attached as Exhibit 99.1 to this Current Report of Form 8-K, and is incorporated herein by reference.
     The transaction still requires Odyssey stockholder approval and is subject to other closing conditions.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Number	Description
99.1	Press Release dated July 7, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 7, 2010	ODYSSEY HEALTHCARE, INC.
	By:	/s/ W. Bradley Bickham
W. Bradley Bickham
Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press Release dated July 7, 2010.